UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018 (May 3, 2018)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2018, Marvell Technology Group Ltd. (the “Company”) announced that its board of directors approved the appointments of Bethany Mayer and Donna Morris to the board of directors effective May 3, 2018. Both new directors will stand for election at the 2018 annual general meeting of shareholders to be held June 28, 2018.

The Company also announced that Geraldine Elliott and Peter Feld, members of the Company’s board of directors, notified the board that they do not intend to stand for re-election at the Company’s 2018 annual general meeting of shareholders. Each of Ms. Elliott’s and Mr. Feld’s decision is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the press release announcing the changes to the Company’s board of directors is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Bethany Mayer, age 56, is currently an executive partner with Siris Capital Group, LLC. From 2014 through 2017, she was the president, CEO and a board member of Ixia, a market leader in test, visibility and security solutions acquired by Keysight Technologies in 2017. Prior to Ixia, Ms. Mayer was senior vice president and general manager of HP’s Networking Business unit and the NFV Business unit from 2011 to 2014 and served as HP’s vice president, marketing and alliances for its Enterprise Servers Storage and Networking Group beginning in 2010. Prior to joining HP, she held leadership roles at Blue Coat Systems, Cisco and Apple Computer. Ms. Mayer sits on the board of Pulse Secure and is an independent board member of Sempra Energy. She holds an M.B.A. from CSU-Monterey Bay and a B.S. in political science from Santa Clara University.

Donna Morris, age 50, has served as Executive Vice President, Customer and Employee Experience at Adobe Systems Incorporated since 2016, and in other senior positions with Adobe since 2002. In her current role, she leads the product, customer service and technical support for all Adobe products, in addition to all aspects of human resources and the workplace. Ms. Morris sits on the board of directors of the Society for Human Resource Management and the Adobe Foundation. Ms. Morris received a B.A. in political science from Carleton University in Ottawa, Ontario, Canada, and holds the Society for Human Resources Management – Senior Certified Professional (SHRM-SCP), Senior HR Professional (SHRP) and Canadian Certified Human Resources Professional (CHRP) designations.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release dated May 7, 2018, titled “Marvell Technology Group Ltd. Announces Changes to Its Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2018

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell L. Gaynor
Mitchell L. Gaynor
EVP, Chief Administration and Legal Officer and Secretary